                        HOUSTON INDUSTRIES INCORPORATED
                                   EXHIBIT 23

                                                                      Exhibit 23


                         INDEPENDENT AUDITORS' CONSENT


HOUSTON INDUSTRIES INCORPORATED:

         We consent to the incorporation by reference in Houston Industries Incorporated's (i) Registration Statements on Form S-3 Nos. 33-39921, 33-60756, 33-51431, 33-52207 and 33-55445 and (ii) Registration Statements on Form S-8 Nos. 33-37493, 33-50629, 33-52279, 33-55391 and 33-56855 of our report dated
February 29, 1996 (March 26, 1996 as to Note 4), appearing in this Annual Report on Form 10-K of Houston Industries Incorporated for the year ended December 31, 1995.




DELOITTE & TOUCHE LLP

HOUSTON, TEXAS
MARCH 27, 1996